                                                       [ORMAT LOGO OMITTED]

PRESS RELEASE

FOR IMMEDIATE RELEASE
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Ormat Technologies Contact:                      Investor Relations Contact
Dita Bronicki                                    Jeff Corbin/Lee Roth
CEO and President                                KCSA Worldwide
+1-775-356-9029                                  212-896-1214/212-8961209
dbronicki@ormat.com                              jcorbin@kcsa.com/lroth@kcsa.com
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          ORMAT TECHNOLOGIES RECEIVES $16.9 MILLION PURCHASE ORDER FOR
                               REMOTE POWER UNITS

SPARKS, NEVADA, DECEMBER 9, 2004 -- ORMAT Technologies, Inc. (NYSE: ORA) today announced that it has received a purchase order valued at approximately $16.9 million to supply 102 remote power units for Communications and Cathodic
Protection along a pipeline on the Sakhalin Island in the Russian Federation.

The order is subject to final approval by the end customer, which is expected to be received by the end of December 2004.

Delivery of the units is expected to take place between August 2005 and March
2006, with revenue expected to be realized during this time.

Lucien Y. Bronicki, Chairman of the Board and Chief Technology Officer of Ormat
Technologies, said, "We are very pleased that, in selecting our remote power units, the Sakhalin Island in the Russian Federation has recognized the value of
Ormat's products and the experience and reputation of our Company. In 1976, 122 of these remote power units were installed along the Trans-Alaska Pipeline.
These units are still in operation today, which demonstrates the superior quality and longevity of our products as well as the fact that they are still being accepted for similar application in other areas of the world. While we are successful from time to time in securing orders for highly visible projects, we view today's purchase order as an endorsement of the continued strength and success of Ormat's remote power units."

Ormat's Remote Power Units are fossil fuel powered, hermetically sealed turbo-generators with a capacity ranging between 200 watts and 5,000 watts, which operate unattended in extreme climate conditions, whether hot or cold. The remote power units supply electrical power for communication equipment, SCADA and cathodic protection in remote unmanned installations along gas and oil pipelines, offshore platforms and telecom repeaters.

ABOUT ORMAT TECHNOLOGIES
Ormat Technologies, Inc. is a vertically integrated company primarily engaged in the geothermal and recovered energy power business. The company designs, develops, builds, owns and operates geothermal power plants and also designs, develops and builds and plans to own and operate, recovered energy-based power plants. Additionally, the company designs, manufactures and sells geothermal and recovered energy power units and other power generating equipment and provides related services. Founded in 1994, the company currently has operations in the United States, Israel, Guatemala, Kenya, Nicaragua and the
Philippines.

SAFE HARBOR STATEMENT
Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities
Litigation Reform Act of 1995. These forward-looking statements generally relate to the company's plans, objectives and expectations for future operations and are based upon management's current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see "Risk Factors" as described in the Company's Prospectus filed with the Securities and Exchange Commission on November 12, 2004.

  THESE FORWARD-LOOKING STATEMENTS ARE MADE ONLY AS OF THE DATE HEREOF, AND WE
   UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE THE FORWARD-LOOKING STATEMENTS,
       WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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